Calculation of Filing Fee Tables
FORM S-8
Registration Statement Under the Securities Act of 1933
(Form Type)

Five9, Inc.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Title of Securities To Be Registered	Fee Calculation Rule	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share ($)	Proposed Maximum Aggregate Offering Price ($)	Fee Rate	Amount of Registration Fee ($)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
		Common Stock, $0.001 par value per share
Fees to be Paid	Equity	- Reserved for future issuance under the 2014 Equity Incentive Plan	Rules 457(c) and (h) (2)	3,424,416 (4)	$100.19	$343,075,122.10	$0.0000927	$31,804.65
Fees to be Paid	Equity	- Reserved for future issuance under the 2014 Employee Stock Purchase Plan	Rules 457(c) and (h) (3)	684,883 (5)	$85.16	$58,324,636.28	$0.0000927	$5,406.69
Fees Previously Paid (6)
Carry Forward Securities
Carry Forward Securities (7)
		Total Offering Amounts		4,109,299	N/A	$401,397,875.82		$37,211.34
		Total Fees Previously Paid (6)						-
		Total Fee Offsets (8)						-
		Net Fee Due						$37,211.34

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)    Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 24, 2022.

(3)    Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on February 24, 2022. Pursuant to the ESPP, the purchase price of a share of common stock is 85% of the fair market value of the Registrant’s common stock.

(4)    Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2022 pursuant to a provision contained in the 2014 Plan. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance, continuing through January 1, 2024, in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by the Registrant’s Board of Directors.

(5)    Represents shares of common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2022 pursuant to a provision contained in the ESPP. The ESPP provides for an annual automatic increase to the shares reserved for issuance, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of the Registrant’s common stock); or (iii) such lesser number as determined by the Registrant’s Board of Directors.

(6)    The Registrant does not have any fees previously paid.

(7)    The Registrant does not have any carry forward securities.

(8)    The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources*

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims
Fee Offset Sources
* Not applicable.

Table 3: Combined Prospectuses*

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

* Not applicable.